As filed with the Securities and Exchange Commission on June 6, 1995 Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                               CAERE CORPORATION
             (Exact name of registrant as specified in its charter)
                               ------------------

           DELAWARE                                                  94-2250509
(State or other jurisdiction                                    (I.R.S. Employer
 of incorporation or organization)                        Identification Number)

                               ------------------

                                100 Cooper Court
                          Los Gatos, California 95030
                    (Address of Principal Executive Offices)
                               ------------------

                 1992 Non-Employee Directors' Stock Option Plan
              Assumed Options of Calera Recognition Systems, Inc.
                           (Full title of the plans)

                                Robert G. Teresi
                      Chairman and Chief Executive Officer
                               Caere Corporation
                                100 Cooper Court
                          Los Gatos, California 95030
                                 (408) 395-7000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------

                                   Copies to:

                              Lee F. Benton, Esq.
                              Peter F. Stone, Esq.
                    Cooley Godward Castro Huddleson & Tatum
                             Five Palo Alto Square
                              3000 El Camino Real
                        Palo Alto, California 94306-2155
                               ------------------

                                                 Total Number of Pages:      8
                                                 Exhibit Index at Page:      6



                                                    CALCULATION OF REGISTRATION FEE
=======================================================
                                               Proposed              Proposed
                                               Maximum               Maximum
Title of                   Amount              Offering              Aggregate                 Amount of
Securities to be           to be               Price Per             Offering                  Registration
Registered                 Registered          Share(1)              Price(1)                  Fee
- ---------------------------------------------------------------------------------------------------

Stock Options &
Common Stock               131,306             $2.73-$7.94           $674,253.46               $232.50
(par value $.001)
=====================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c),(f),(h)(1), based upon (i) $2.73 - $4.09, the exercise prices of 81,306 options outstanding under former Calera Recognition Systems, Inc. stock option plans assumed by the Registrant on December 20, 1994 and converted into options to purchase Registrant's Common Stock pursuant to an Agreement and Plan of Reorganization dated October 14, 1994, and (ii) $7.94, the average of the high and low prices of Registrant's Common Stock on June 2, 1995 as reported on the NASDAQ National Market System, for 50,000 shares reserved for issuance pursuant to the 1992 Non-Employee Directors' Stock Option Plan for which the exercise price is not known.

=====================================================

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

             INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
                STATEMENTS ON FORM S-8 NO. 33-49114 AND 33-87824

         The contents of Registration Statements on Form S-8 No. 33-49114 and 33-87824 filed with the Securities and Exchange Commission on July 1, 1992, and December 23, 1994, respectively, are incorporated by reference herein.








                                    EXHIBITS

Exhibit
Number

 5                         Opinion of Cooley Godward Castro Huddleson & Tatum

23.1                       Consent of KPMG Peat Marwick LLP


23.2 Consent of Cooley Godward Castro Huddleson & Tatum is contained in Exhibit 5 to this Registration Statement

24 Power of Attorney is contained on the signature pages.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, County of Santa Clara, State of California, on June 6, 1995.

                                                  CAERE CORPORATION



                                                  By  /s/ Blanche M. Sutter
                                                  Blanche M. Sutter
                                                  Vice President, Finance,
                                                  Chief Financial Officer and
                                                  Secretary



                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Teresi and Blanche M. Sutter, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                                         3.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                                         Date




  /s/ Robert G. Teresi                   Chief Executive Officer                          June 6, 1995
- --------------------------------
      Robert G. Teresi                   Chairman of the
                                         Board and Director
                                         (Principal Executive
                                         Officer)



  /s/ Blanche M. Sutter                  Vice President, Finance,                         June 6, 1995
- -------------------------------
      Blanche M. Sutter                  Chief Financial Officer
                                         and Secretary (Principal
                                         Financial and Accounting
                                         Officer)



  /s/ James K. Dutton                    Director                                         June 6, 1995
- -------------------------------
      James K. Dutton



                                         Director                                         June    , 1995
      Sidney S. Kahn



  /s/ Wayne E. Rosing                    Director                                         June 6, 1995
- ------------------------------
      Wayne E. Rosing



  /s/ Frederick W. Zuckerman             Director                                         June 6, 1995
- ----------------------------
      Frederick W. Zuckerman


                                 EXHIBIT INDEX












Exhibit                                                       Sequential
Number   Description                                          Page Number


5                 Opinion of Cooley Godward Castro                      7
                  Huddleson & Tatum

23.1              Consent of KPMG Peat Marwick LLP                      8

23.2              Consent of Cooley Godward Castro                      7
                  Huddleson & Tatum is contained
                  in Exhibit 5 to this Registration
                  Statement.

24                Power of Attorney is contained on                     4
                  the signature pages.

June 6, 1995

Caere Corporation
100 Cooper Court
Los Gatos, California  95030

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Caere Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 50,000 shares of the Company's Common Stock, $.001 par value, (the "Common Stock") pursuant to its 1992 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and up to 81,306 shares of the Common Stock assumed by the Company pursuant to the Agreement and Plan of Reorganization dated October 14, 1994 between the Company and Calera Recognition Systems, Inc. ("Calera") formerly outstanding pursuant to Calera's 1983 Incentive Stock Option Plan, 1993 Stock Option Plan and 1992 Executive Stock Option Plan and any individual non-plan options ("Calera Options") (collectively, the "Shares").

In connection with this opinion, we have examined the Agreement and Plan of Reorganization, Registration Statement and related Prospectuses, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Directors' Plan, the Calera Options, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM



By:   /s/ Peter F. Stone
     -------------------
          Peter F. Stone

                                 Consent of Independent Auditors



The Board of Directors
Caere Corporation


We consent to incorporation by reference in the registration statement on Form S-8 of Caere Corporation of our report dated January 27, 1995, relating to the consolidated balance sheets of Caere corporation and subsidiary as of December 31, 1994, and 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and the related schedule, which report appears in the December 31, 1994, annual report on Form 10-K of Caere Corporation.



                               /S/ KPMG Peat Marwick LLP


Palo Alto, California
June 5, 1995